Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Current Report of Amedisys, Inc. (the “Company”) on Form 8-K dated November 5, 2003 (the “Report”), I, William F. Borne, Chief Executive Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William F. Borne
William F. Borne Chief Executive Officer

November 5, 2003